Exhibit 10.14

                  LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

This Agreement is made May 21, 2004 (the "Effective Date"), between INTERNATIONAL PLASTICS AND EQUIPMENT CORP., a Pennsylvania corporation ("Borrower"), and SKY BANK, an Ohio banking institution ("Bank").

                                   Background

      Borrower desires to enter into a Lease Agreement with CRICIPECAL LLC, a Delaware limited liability company ("Lessor") for Borrower's lease of certain real property located in Brewton, AL (the "Brewton Lease"). In order to induce Lessor to enter into the Brewton Lease, Borrower has requested Bank to issue a letter of credit substantially in the form attached hereto as Exhibit A (as the same may be further amended, modified or extended from time to time the "Letter of Credit"). Bank is willing to issue the Letter of Credit on the terms and conditions set forth herein.

                                    Agreement

      NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to issue the Letter of Credit, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      1.01. Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context otherwise clearly requires:

            "Affiliate" shall mean any Person which directly or indirectly controls, or is controlled by, or is under common control with, Borrower, through one or more intermediaries and for each individual who is an Affiliate within the meaning of the foregoing, or any such individual and any Person directly or indirectly controlled by any of the foregoing. The term "control" means the possession, directly or indirectly, or the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agreement" shall mean this Letter of Credit and Reimbursement Agreement as amended, modified or supplemented from time to time.

            "Adjusted Prime Rate" shall mean that fluctuating rate of interest per annum announced by Bank from time to time as its prime rate, with each change in the Adjusted Prime Rate automatically, immediately, and without notice, changing the rate applicable to the Loans, plus three percent (3%). The Adjusted Prime Rate may not represent the lowest rate charged by Bank to other borrowers at any time and from time to time.

            "Bank" shall mean Sky Bank, an Ohio banking institution, with an address of 101 East Washington Street, New Castle, Pennsylvania 16101.

            "Beneficiary" shall mean CRICIPECAL LLC, a Delaware limited liability company, or any other beneficiary of the Letter of Credit (as permitted thereby).

            "Borrower" shall mean International Plastics and Equipment Corp., a Pennsylvania corporation.

            "Brewton Lease" shall have the meaning set forth in the preamble.

            "Business Day" means any day other than a Saturday or Sunday or holiday, or other day on which banks located in New Castle, Pennsylvania are authorized or required to close for general banking business.

            "Capital Expenditure" shall mean any expenditure made or liability incurred which is, in accordance with GAAP, treated as a capital expenditure and not as an expense item for the year in which it was made or incurred, as the case may be.

            "Closing" shall mean the closing of the transactions provided for in this Agreement on the Closing Date.

            "Closing Date" shall mean May __, 2004 or such other date upon which the parties may agree.

            "Code" shall mean the Internal Revenue Code of 1986, as amended, along with rules, regulations, decisions and other official interpretations in connection therewith.

            "Collateral" shall have the meaning set forth in the Security Agreement.

            "Date of Issuance" means the date of issuance of the Letter of Credit.

            "Debt" shall mean collectively (A) all Indebtedness, whether of principal, interest, fees, expenses or otherwise, of Borrower to Bank now existing or hereafter incurred including, but not limited to, future Loans and advances under the Agreement and the Loan Documents, as the same may from time to time be amended, together with any and all extensions, renewals, refinancing or refundings thereof, in whole or in part; (B) all other obligations for repayment of borrowed money, whether of principal, interest, fees, expenses or otherwise, of Borrower to Bank now existing or hereafter incurred, whether under letters or advances of credit, lines of credit, other financing arrangements or otherwise including, but not limited to, any obligations arising as a result of any overdrafts, whether or not related to the Agreement, whether or not contemplated by Bank or Borrower at the date hereof and whether direct, indirect, matured or contingent, joint or several, or otherwise, together with any and all extensions, renewals, refinancing or refundings thereof in whole or in part; (C) all costs and expenses including, without limitation, to the extent permitted by law, reasonable attorney's fees and legal expenses, incurred by Bank in the collection of any of the indebtedness referred to in clauses (A) or (B) above, and amounts due and owing to Bank under the Agreement; and (D) any advances made by Bank for the maintenance, preservation, protection or enforcement of, realization upon, any property or assets now or hereafter made subject to a mortgage, pledge, lien or security interest granted pursuant hereto or pursuant to the Loan Documents or pursuant to any agreement, instrument or note relating to any of the Debt including, without limitation, advances for taxes, insurance, repairs and the like.

            "Disbursement Date" shall mean each day on which proceeds from the Letter of Credit are disbursed to Beneficiary.

            "Drawing" means any drawing under the Letter of Credit.

            "Event of Default" shall mean any of the Events of Default described in Section 7.01.

            "Effective Date" shall have the meaning assigned to such term in the introductory paragraph hereof.

            "Facility Fee" shall have the meaning assigned to such term in
Section 2.04(a) hereof.

            "GAAP" shall mean generally accepted accounting principles (as such principles may change from time to time) applied on a consistent basis (except for changes in application in which Borrower's independent certified public accountants concur).

            "Governmental Authorities" shall mean any government or political subdivision or any agency, department, commission, board, bureau or instrumentality of either, or any court, tribunal, grand jury or arbitrator in each case either foreign or domestic.

            "Guaranties" shall mean those certain Guaranty Agreements issued by
(i) Charles J. Long, Jr. and Cynthia L. Long, (ii) Joseph Giordano, Jr. and Beth Lynn Giordano and (iii) IPEC Holdings, Inc., in each case in favor of Bank.

            "Guarantors" shall mean collectively (i) Charles J. Long, Jr. and Cynthia L. Long, (ii) Joseph Giordano, Jr. and Beth Lynn Giordano and (iii) IPEC Holdings, Inc.

            "Indebtedness" shall mean (i) all obligations for borrowed money (including, without limitation, all note payable and drafts accepted representing loans, extensions of credit, all obligations evidenced by bonds, debentures, notes or similar instruments, all obligations on which interest charges are customarily paid, all obligations under conditional sale or other title retention agreements and all obligations issued or assumed as full or partial payment for property whether or not any such notes, drafts or obligations are obligations for borrowed money), (ii) all obligations secured by any mortgage, lien, pledge, charge or security interest or encumbrance existing on property owned or acquired subject thereto, whether or not the obligations secured thereby shall have been assumed, (iii) all obligations to repay amounts drawn down by beneficiaries of letters of credit, (iv) all indebtedness and other obligations for the payment or purchase of which Borrower has agreed contingently or otherwise to advance or supply funds and (v) all indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, the amount of such indebtedness being the capitalized amount of such obligations determined in accordance with such GAAP.

            "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

            "Letter of Credit" shall have the meaning set forth in the Background section.

            "Letter of Credit Fee" shall have the meaning set forth in Section 2.04(b) hereof.

            "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

            "Loan Documents" shall mean this Agreement, the Letter of Credit, the Note, the Security Agreement, the UCC-1 financing statements with respect to the Security Agreement and the Guaranties.

            "Loans" shall mean the Drawings and any other loan or loans made by Bank to or on behalf of Borrower under this Agreement.

            "Maximum Rate" shall mean twelve percent (12%) per annum.

            "Note" shall mean the Letter of Credit Note made by Borrower and issued to Bank in the principal amount of $1,800,000.00.

            "Office", when used in connection with Bank, shall mean its designated office located at 101 East Washington Street, New Castle, Pennsylvania 16101 or such other office or offices as Bank may designate from time to time.

            "Person" shall mean an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

            "Potential Default" shall mean any event or condition which with notice, passage of time or a determination by Bank, or any combination of the foregoing, would constitute an Event of Default.

            "Security Agreement" shall mean the security agreement, dated of even date herewith, by and between Borrower and Bank, as amended, modified or supplemented from time to time.

            "Stated Amount" means the maximum aggregate Stated Amount of the Letter of Credit as provided in Section 2.01 hereof.

            "UCC" shall mean the Uniform Commercial Code, as in effect on the date of this Agreement, and as amended from time to time, of the state or states having jurisdiction with respect to all or a portion of the collateral held under any of the Security Documents.

            "UCC-1 Financing Statements" shall mean the UCC-1 Financing Statements filed by Borrower with respect to the Security Agreement.

      1.02. Construction and Interpretation.

            (a) Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural, the part the whole and "or" has the inclusive meaning represented by the phrase "and/or". References in this Agreement to "judgments" of Bank include good faith estimates by Bank (in the case of quantitative judgments) and good faith beliefs by Bank (in the case of qualitative judgments).

            (b) Accounting Terms. Any accounting term not specifically defined in Section 1.01 hereof shall have the meaning ascribed thereto by GAAP.

                                   ARTICLE II

                          THE LETTER OF CREDIT FACILITY

      2.01. Issuance of Letter of Credit. Subject to the terms and conditions of this Agreement, Bank agrees to issue, on the Closing Date, the Letter of Credit in an aggregate amount of One Million Eight Hundred Thousand and 00/100 Dollars ($1,800,000.00) (the "Stated Amount"). All payments on the Letter of Credit shall be made with Bank's funds, and no such payments shall be made with funds furnished by Borrower. Borrower acknowledges that Bank (and any confirming bank with respect the Letter of Credit) shall have the unfettered right, in its sole discretion, to refuse to extend the expiration date of the Letter of Credit and to notify the Beneficiary at any time of its intent not to renew such letter of credit as such right is contemplated thereby.

      2.02. Agreement to Repay Drawings.

            (a) Drawings. If a Drawing is made under the Letter of Credit, Borrower agrees to pay and reimburse Bank upon demand, the principal amount of such Drawing made by Bank, with interest on the outstanding amount of such Drawing at a rate per annum equal to the rate specified in paragraph (b) of this
Section 2.02; provided, however, that until such demand is made, interest shall accrue on the outstanding amount of such Drawing at a rate per annum equal to the rate specified in paragraph (b) of this Section 2.02 and be payable by Borrower monthly. Presentment of a draft for a Drawing drawn under or purported to be drawn under the Letter of Credit shall constitute a demand by Bank on Borrower for payment of the amount of such

Drawing and all interest thereon and Borrower hereby waives presentment demand, protest, notice of dishonor of non-payment and notice of protest in connection with any Indebtedness which is due and payable hereunder to Bank. In addition to the amount of each Drawing, Borrower shall also pay to Bank the reasonable expenses incurred by Bank relative to the Letter of Credit or the enforcement of any of its rights under this Agreement, together with interest thereon at the rate specified in paragraph (b) of this Section 2.02 from the date any such expenses are incurred by Bank until payment in full is received by Bank.

            (b) Interest on Unpaid Drawings. Each Drawing not repaid in full on the date when made shall bear interest on the unpaid amount thereof until paid in full at a rate per annum (computed on the basis of the actual number of days elapsed in a year of 360 days) equal to the Adjusted Prime Rate. After an Event of Default, such rate shall be equal to the Adjusted Prime Rate plus two percent (2.0%).

            (c) Borrower's Obligations Absolute. The obligations of Borrower under this Agreement, including, without limitation, the obligations under this
Section 2.02, shall be absolute, unconditional and irrevocable, under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Borrower may have or have had against Bank, including, without limitation:

                  (i) any lack of validity or enforceability of the Letter of Credit, this Agreement, the Note or any other Loan Document;

                  (ii) any amendment or waiver of or any consent to any departure from all or any of the Loan Documents;

                  (iii) any exchange, release or nonperfection of any collateral or any release, waiver, amendment of any guarantee;

                  (iv) the existence of any claim, setoff, defense or other right which Borrower may have at any time against the Beneficiary (including any transferee of the Letter of Credit (or any entity for whom such beneficiary or any such transferee may be acting)), whether in connection with this Agreement, the transactions contemplated by this Agreement or any other related transaction;

                  (v) any statement or other document presented under the Letter of Credit proving to be forged, or in any respect, fraudulent, invalid or insufficient or any statement therein being untrue or inaccurate in any respect; or

                  (vi) payment by Bank under the Letter of Credit against presentation of a statement or draft which does not comply with the terms of the Letter of Credit (unless resulting from the gross negligence or willful misconduct on the part of Bank).

      2.03. Transfer of Letter of Credit. The Letter of Credit may be transferred in accordance with the provisions set forth therein.

      2.04. Facility, Letter of Credit and Other Fees.

            (a) Facility Fee. In consideration of Bank's entry into this Agreement and Bank's obligations in respect of the Letter of Credit arrangements provided for hereunder, Borrower shall pay a facility fee (the "Facility Fee") to Bank in the amount of Eighteen Thousand and 00/100 Dollars ($18,000.00) which facility fee will be paid on or before Closing.

            (b) Annual Letter of Credit Fee. In addition to the Facility Fee, Borrower shall pay to Bank, in addition to the amount payable under Section 2.04(a) hereof, a fee of Eighteen Thousand and 00/100 Dollars ($18,000.00) (the "Letter of Credit Fee"), payable on the first anniversary of the Effective Date and continuing on each anniversary thereafter for so long as the Letter of Credit remains in effect. Interest shall be payable on any overdue Letter of Credit Fees from the date such Letter of Credit Fees shall be payable until such Fees are paid in full, at the rate provided in Section 2.02(b) above, computed on the actual number of days elapsed in a year of 360 days. Borrower acknowledges that the foregoing shall not in any way impair Borrower's ability to terminate, or give notice of its intent to terminate, the Letter of Credit at any time in accordance with its terms.

            (c) Other Costs and Expenses. In addition to the fees set forth above, Borrower shall pay to Bank, on demand, all reasonable out-of-pocket costs, fees and expenses incurred by Bank in obtaining any confirmation of the Letter of Credit (including, without limitation, the estimated $9,000 per year fee expected to be charged by BB&T in connection with the initial Letter of Credit for so long as BB&T continues to provide such confirmation) in connection with the execution of any documents or opinions related to, and any and all other reasonable expenses, to the extent permitted by law, incurred by Bank in enforcing any of its rights under this Agreement.

      2.05. Reimbursement of Certain Costs.

            (a) If any change in any law or regulation or in the interpretation thereof by any Governmental Authorities charged with the administration thereof shall either (i) impose, modify or hold applicable any reserve, special deposit or similar requirement against the Letter of Credit issued by Bank or (ii) impose on Bank any other condition regarding this Agreement or the Letter of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost to Bank of maintaining the Letter of Credit (which increase in cost shall be the result of Bank's reasonable allocation of the aggregate of such cost increases resulting from such event(s)), then Bank shall give Borrower notice thereof and upon demand by Bank, Borrower shall immediately pay to Bank, from time to time as specified by Bank, additional amounts which shall be sufficient to compensate Bank for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at the rate provided in Section 2.02(b) above. A certificate as to such increased cost incurred by Bank as a result of any event mentioned in clause (i) or (ii) above, submitted by Bank to Borrower, shall be conclusive, absent manifest error.

            (b) In the event that Bank shall have determined that (i) the adoption, change or interpretation of any law, rule or regulation regarding capital adequacy, or (ii) compliance by

Bank or any corporation controlling Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority, does or shall have the effect of reducing the rate of return on Bank's or such corporation's capital as a consequence of Bank's obligations hereunder to a level below that which Bank or such corporation could have achieved but for such adoption, change, interpretation or compliance (taking into consideration Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, after submission by Bank to Borrower of a written request therefor (which shall be conclusive and binding upon Borrower absent manifest error), Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction.

      2.06. Indemnity. (a) Borrower shall indemnify and hold Bank harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which Bank may incur or suffer by reason of or in connection with the execution and delivery of, or payment under, the Letter of Credit except to the extent that any such claims, damages, losses, liabilities, costs or expenses shall be caused by the willful misconduct or gross negligence of Bank in performing its obligations under this Agreement (it being understood that (i) payment by Bank based upon Bank's exclusive reliance on the documents presented to Bank in accordance with the terms of the Letter of Credit as to any and all matters set forth therein, whether or not any statement or any document presented pursuant to the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein proves to be untrue or inaccurate in any respect whatsoever, and (ii) any immaterial noncompliance, shall not be deemed willful misconduct or gross negligence of
Bank).

            (b) Borrower shall indemnify Bank against any loss or expense which Bank has sustained or incurred as a consequence of any default by Borrower in the performance or observance of any covenant or condition contained in this Agreement including, without limitation, any failure of Borrower to pay when due (by demand, maturity or otherwise) any principal, interest, Letter of Credit Fee or any other amount due hereunder.

            (c) Borrower, upon demand by Bank at any time, shall reimburse Bank for any reasonable legal or other reasonable expenses incurred in connection with investigating or defending against any of the foregoing.

            (d) If Bank sustains any loss or expense for which it shall be indemnified hereunder, it shall from time to time notify Borrower of the amount determined in good faith by Bank (which determination shall be prima facia correct) to be necessary to indemnify Bank for such loss or expense. Such amount shall be due and payable by Borrower to Bank five (5) Business Days after such notice is given and shall bear interest at the rate of the Adjusted Prime Rate plus two percent (2.0%) (based on a year of 360 days for the actual number of days allowed) from the due date until paid before and after judgment. The indemnities contained herein shall survive the termination of the agreement and the expiration of the Letter of Credit.

      2.07. Payments. All payments to be made in respect of principal, interest, commitment or other amounts due from Borrower under this Agreement shall be payable by 12:00 noon, New Castle time, on the day when due without presentment, demand, protest or notice (unless otherwise specifically provided herein) of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue. Such payments shall be made to Bank at its Office in U.S. dollar funds immediately available at such Office without setoff, counterclaim or other deduction of any nature. Payments made under this Agreement are to be credited first to interest and lawful charges then accrued, then to principal.

      2.08. Late Charge. In the event of a default in the payment of any installment of interest or principal due hereunder for more than ten (10) Business Days after the said installment becomes due, in addition to making payment of the installment due and all interest thereon, Borrower will pay to Bank a late charge in an amount equal to five percent (5%) of any such overdue installment.

      2.09. Liability of Bank. Borrower assumes all risks of the acts or omissions of the Beneficiary (including any transferee) of the Letter of Credit with respect to its use of the Letter of Credit or proceeds of any Drawing thereunder. Neither Bank nor any of its officers or directors shall be liable or responsible for: (a) the use which may be made of the Letter of Credit or its proceeds or for any acts or omissions of the Beneficiary (including any transferee) in connection therewith; (b) the validity, sufficiency or genuineness of documents, inaccuracy of any of the statements or representations contained in drafts or certificates relating to such Letter of Credit or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by Bank against presentation of documents which do not strictly comply with the terms of the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit, except Borrower shall have a claim against Bank, and Bank shall be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, special or other damages suffered by Borrower which were actually caused by Bank's willful misconduct or gross negligence in honoring a draft under the Letter of Credit. In furtherance and not in limitation of the foregoing, Bank (and any confirming bank with respect to the Letter of Credit) may accept documents that appear on their face to be in order, and may assume the genuineness and rightfulness of any signature thereon, without responsibility for further investigation, regardless of any notice or information to the contrary; provided, that if the Bank shall receive written notification from the Beneficiary and Borrower that documents conforming to the terms of the Letter of Credit to be presented to Bank are not to be honored, and Bank agrees that it will not subsequently honor such documents, Borrower shall hold Bank harmless from such failure to honor.

      2.10. Costs, Expenses and Taxes. Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses in connection with the administration of this Agreement and any other documents which may be delivered in connection with this Agreement, including, without limitation, to the extent permitted by law, the reasonable fees and expenses of counsel for Bank, and local counsel who may be retained by said counsel, with respect thereto and with respect to advising Bank as to its rights and responsibilities under this Agreement in addition thereto, and all costs and expenses, if any, including but not limited to the reasonable fees and expenses of counsel in connection with the enforcement of this Agreement and such other documents which may be delivered in connection with this Agreement. In addition, Borrower shall pay any and all taxes and fees payable or determined to be payable, to governmental third parties in connection with the execution, delivery, filing and recording of this Agreement and such other documents which may be delivered in connection with this Agreement, and agrees to save Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees, provided, that Bank agrees promptly to notify Borrower of any such taxes and fees.

      2.11. Obligations of Bank. The obligations of Bank under the Letter of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of the Letter of Credit and this Agreement. Borrower acknowledges that the interest rate to be paid on the Note is in part dependent upon the credit standing and rating of Bank. Borrower further acknowledges that Bank shall have no responsibility or liability to Borrower for any action, failure to act, or any other reason whatsoever, which causes the interest on the Note to be paid at an increased rate or otherwise affects the marketability of the Note or the credit standing of Borrower.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      Borrower hereby represents and warrants to Bank as of the Closing Date and as of the date of an Drawing under the Letter of Credit that:

      3.01. Organization and Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Borrower is duly qualified or licensed to do business as a foreign entity and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification or licensing necessary.

      3.02. Power to Carry on Business; Licenses. Borrower has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as presently planned to be conducted. Borrower has all licenses, permits, consents and governmental approvals or authorizations necessary to carry on its business as now conducted or as presently planned to be conducted.

      3.03. Execution and Binding Effect. This Agreement and the other Loan Documents to which Borrower is a party have been duly and properly approved by all necessary corporate action on the part of Borrower and has been duly and validly executed and delivered by Borrower and each such document or agreement constitutes a legal, valid and binding obligation of Borrower who is a party thereto enforceable in accordance with its terms.

      3.04. Absence of Conflicts. Neither the execution and delivery of this Agreement or the other Loan Documents, nor the consummation of the transactions contemplated in any of them, nor the performance of or compliance with their terms and conditions will (a) violate any Law, (b) conflict with or result in a breach of or a default under the articles of incorporation or by-laws of Borrower, (c) conflict with or result in a breach or a default under any material agreement or instrument to which Borrower is a party or by which it or any of its properties (now owned or acquired in the future) may be subject or bound or (d) result in the creation or imposition of any Lien upon any property (owned or leased) of Borrower other than those arising in connection herewith.

      3.05. Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Governmental Authorities is or will be necessary or advisable in connection with the execution and delivery of this Agreement or the other Loan Documents, the consummation of the transactions contemplated in any of them, or the performance of or compliance with the terms and conditions of this Agreement or the other Loan Documents.

      3.06. Ownership and Control. Borrower is a wholly-owned subsidiary of IPEC Holdings, Inc., a Nevada corporation ("Parent"). Except as set forth on Schedule
3.06 to this Agreement, no person other than Parent has any equity ownership in Borrower, including any options, rights or warrants to acquire any capital stock of Borrower and no person other than Parent has any options, sale agreements, pledges, proxies, voting trusts, powers of attorney and other agreements or instruments with respect to beneficial or record ownership of or voting rights with respect to shares of the capital stock of Borrower.

      3.07. [Intentionally Omitted]

      3.08. Title to Property. Borrower has good and marketable title in fee simple to all real property and good and marketable title to all other property purported to be owned by it, and all other real and personal property reflected in the most recent balance sheet referred to in Section 3.09 of this Agreement or submitted pursuant to Section 5.01(a) of this Agreement (except as sold or otherwise disposed of in the ordinary course of business), subject only to Liens not forbidden by Section 6.01 of this Agreement.

      3.09. Financial Statements. Borrower has furnished to Bank consolidated audited balance sheets, statements of income, stockholders equity and cash flow of Parent and its subsidiaries for the fiscal year ended December 31, 2003, all in reasonable detail, with such statements and balance sheets certified by its independent certified public accountants. All of the foregoing financial statements (including the notes) present fairly the financial condition of Parent and its subsidiaries as of the end of such fiscal period and the results of its operations and the changes in its financial position for the fiscal period then ended, all in conformity with GAAP applied on a basis consistent with that of the preceding fiscal period.

      3.10. Taxes. All tax returns required to be filed by Borrower have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon Borrower or upon any of its properties, income, sales or franchises which are due and payable have been paid. The reserves and provisions for taxes on the books of Borrower are adequate for all open years and for its current fiscal period. Borrower does not know of any proposed additional assessment or basis for any assessment for additional taxes (whether or not reserved against).

      3.11. [Intentionally Omitted]

      3.12. Litigation. There is no pending, contemplated or threatened, action, suit or proceeding by or before any Governmental Authorities against or affecting Borrower, at law or equity, which, if adversely decided, would have a material adverse effect on the assets, business, operations or financial condition of Borrower or on the ability of Borrower to perform its obligations under the Loan Documents or the Brewton Lease, as the case may be.

      3.13. Compliance with Laws. Borrower is not subject to any material contingent liability on account of any Law, or in violation of any Law.

      3.14. Pension Plans. (a) each Plan of Borrower has been and will be maintained and funded in accordance with its terms and with all provisions of ERISA and other applicable laws; (b) no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan; (c) no liability to the PBGC has been incurred with respect to any Plan, other than for premiums due and payable; (d) no Plan has been terminated, no proceedings have been instituted to terminate any Plan, and there exists no intent to terminate or institute proceedings to terminate any Plan; (e) no withdrawal, either complete or partial, has occurred or commenced with respect to any multi-employer Plan, and there exists no intent to withdraw either completely or partially from any multi-employer Plan; and (f) there has been no cessation of, and there is no intent to cease, operations at a facility or facilities where such cessation could reasonably be expected to result in a separation from employment of more than 20% of the total number of employees who are participants under a Plan.

      3.15. [Intentionally Omitted]

      3.16. Environmental Matters. (a) Neither Borrower nor any of its Affiliates are in violation of The Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, The Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, The Clean Water Act, The Toxic Substances Control Act and The Clean Air Act or any rule or regulation promulgated pursuant to any of the foregoing statutes, or any other federal, state or local environmental law, statute, rule, regulation or ordinance applicable to Borrower or its respective properties (all of the foregoing are sometimes collectively referred to in this Section 3.17 as the "Environmental Laws");

            (b) Neither Borrower nor any of its Affiliates, directors, officers, employees, agents or independent contractors have arranged, by contract, agreement or otherwise, (i) for the disposal or treatment of, or (ii) with a transporter for the transport, disposal or treatment of, any hazardous substance (as defined by CERCLA, as amended), owned, used or possessed by Borrower, whether or not to a location identified by the EPA on the National Priorities List, 40 C.F.R. Part 300, (or proposed by the EPA in the Federal Register for listing on such National Priorities List) or identified under any corresponding state statute or regulation concerning cleanup of waste disposal sites (a "State Superfund Law");

            (c) To the best knowledge of Borrower after due inquiry, no predecessor (as defined by CERCLA, as amended) has arranged by contract, agreement or otherwise, (i) for the disposal or treatment of, or (ii) with a transporter for transport for the disposal or treatment of, any hazardous substance (as defined by CERCLA, as amended), owned, used or possessed by any Predecessor at any location;

            (d) Neither Borrower nor any of its Affiliates is an "owner" or "operator" of a "facility", as defined by CERCLA, as amended, or any State Superfund Law; and

            (e) Neither Borrower nor any of its Affiliates "owned" or "operated" any "facility" at the time any hazardous substances were disposed of at such "facility" within the meaning of CERCLA, as amended, or any State Superfund Law.

      3.17. No Event of Default; Compliance with Agreements. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default. Borrower is not (i) in violation of any term of any charter instrument, or bylaw or (ii) in default under any material agreement, lease or instrument to which Borrower is a party or by which it or any of its properties (owned or leased) may be subject or bound.

      3.18. No Material Adverse Change. Since December 31, 2003, there has been no material adverse change in the assets, business, operations, management or financial condition of Borrower.

      3.19. No Offsets. Borrower does not have any offsets or defenses with respect to its obligations hereunder or under any other Loan Document.

      3.20. Accurate and Complete Disclosure. No representation or warranty made by Borrower under this Agreement or the other Loan Documents and no statement made by Borrower in any financial statement (furnished pursuant to Sections 3.09 or 5.01 or otherwise), certificate, report, exhibit or document furnished by Borrower to Bank pursuant to or in connection with this Agreement is false or misleading in any material respect (including by omission of material information necessary to make such representation, warranty or statement not misleading). Borrower is not aware of any facts which it has not disclosed to Bank in writing which materially and adversely affects, or would materially and adversely affect, the assets, business, operations or financial condition of Borrower or the ability of Borrower to perform its obligations under this Agreement and the other Loan Documents.

                                   ARTICLE IV

                              CONDITIONS TO CLOSING

      The obligation of Bank to issue the Letter of Credit and to otherwise effect the Closing hereunder is subject to satisfaction of the following conditions on or prior to the Closing Date.

      4.01. Certain Items to be Supplied. On or prior to the Closing, Borrower shall have furnished, and following the Closing, Borrower will, as indicated below, furnish, to Bank at Borrower's own cost and expense the following, all of which shall be satisfactory in form, content and substance to Bank in its sole discretion:

            (a) The applicable Loan Documents to which Borrower or any of its Affiliates is, or is intended to be, a party, duly executed by Borrower and the appropriate Affiliates.

            (b) Evidence in such form as Bank may require evidencing fire insurance, extended insurance coverage, and flood insurance (if applicable) on the Collateral, as well as general public liability and workmen's compensation insurance (with amounts and coverage as required by law) with respect to persons employed at the Borrower's leased facility in Brewton, Alabama. All such policies of insurance shall be issued by insurance companies and in such amounts as Bank may approve in its reasonable discretion and shall contain provisions for at least thirty (30) days notice to Bank prior to cancellation or expiration thereof.

            (c) Payment of the Facility Fee and all other closing fees due on the Closing Date pursuant to Section 2.04, Section 8.06, or any other provisions herein.

            (d) Payment of the initial Sinking Fund deposit into the Sinking Fund Account pursuant to Section 5.14 hereof.

            (e) Such other instruments, documents and opinions as may be set forth on the closing checklist supplied by Bank with respect to the Closing of the transaction contemplated hereby or as Bank shall reasonably require to evidence and secure Borrower's obligations hereunder, and to comply with the provisions hereof and the requirements of regulatory authorities to which Bank is subject.

      4.02. Repayment of Loans. Borrower shall have repaid in full the following loans:

            (a) Sky Bank loan # 1300293039 (approx. $1,084,774.26 outstanding as of 4/19/04); and

            (b) Sky Bank loan # 1300063203 (approx. $800,226.81 outstanding as of 4/19/04);

including, in each case, applicable satisfaction fees.

      4.03. Accuracy of Representations and Warranties; Events of Default and Potential Defaults. The representations and warranties contained in Article III shall be true and correct in all respects.

      4.04. Proceedings and Incumbency. Borrower shall have been delivered to Bank, certificates, in form and substance satisfactory to Bank, dated the Closing Date and signed on behalf of Borrower certifying as to (a) a true copy of Borrower's certificates or Articles of Incorporation (as applicable) and By-laws as in effect on such date, (b) true copies of all action taken by Borrower relative to the Loan Documents including, but not limited to, that described in Section 3.03 and (c) the names, true signatures and incumbency of the officers of Borrower and the partners of Borrower.

      4.05 Consummation of Brewton Lease. Borrower shall have entered into the Brewton Lease and delivered evidence thereof to Bank.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

      Borrower covenants and agrees with Bank as follows:

      5.01. Reporting and Information Requirements.

            (a) Annual Audited Reports. As soon as practicable, and in any event within 120 days after the close of each fiscal year of Borrower, Borrower will furnish to Bank audited consolidated balance sheets, statements of income, stockholders equity and cash flow of Parent and its subsidiaries as of and for each fiscal year end and notes to each, all in reasonable detail, with such statements and balance sheet to be certified by Beard Miller Company LLP, or other independent certified public accountants of recognized standing selected by Borrower and satisfactory to Bank. The independent auditor's report of such accountants shall be free of exception or qualifications not acceptable to Bank and shall in any event contain a written statement of such accountants substantially to the effect that such accountants prepared such statement and balance sheet in accordance with GAAP applied on a basis consistent with that of the preceding fiscal year (except for changes in application in which such accountants concur). In addition, upon request of Bank, Borrower will deliver internally prepared annual financial statements and a balance sheet showing the prior fiscal year and the current fiscal period in comparative form.

            (b) Quarterly Reports. As soon as practicable, and in any event within 45 days after the close of each fiscal quarter of Borrower, Borrower will furnish to Bank, consolidated statements of income and cash flow for Parent and its subsidiaries for such quarter and for the portion of the fiscal year to the end of such quarter, and a balance sheet of the statements and balance sheets shall be prepared by Parent and certified by the Treasurer or Controller of Parent as presenting fairly the financial position of the Parent and its subsidiaries as of the end of such period and the results of their operations for such periods subject to year end adjustment, in conformity with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Bank.

            (c) Annual Reviewed Reports of Guarantors. As soon as practicable, and in any event within 120 days after the close of each calendar year, Borrower will cause the Guarantors to furnish to Bank: (i) in the case of Charles J. Long, Jr. and Cynthia L. Long, and Joseph Giordano, Jr. and Beth Lynn Giordano, a current personal financial statement and federal and state tax returns for the prior calendar year, and (ii) in the case of IPEC Holdings, Inc., audited balance sheets, statements of income, stockholders equity and cash flow of IPEC Holdings, Inc. as of and for each fiscal year end and notes to each, all in reasonable detail.

      5.02. Preservation of Existence and Franchises. Borrower will maintain its corporate existence, rights and franchises in full force and effect in its jurisdiction of incorporation. Borrower will qualify and remain qualified as a foreign entity in each jurisdiction in which failure to receive or retain qualification would have a material adverse effect on the assets, business, operations or financial condition of Borrower.

      5.03. Insurance. Borrower will maintain, with financially sound and reputable insurers, insurance with respect to its properties and business and against such liabilities, casualties and contingencies and of such types and in such amounts as is satisfactory to Bank and as is customary in the case of corporations, or other entities engaged in the same or similar business or having similar properties similarly situated, including but not limited to, workers' compensation insurance, property insurance and comprehensive general liability insurance. Borrower will add Bank as loss payee to all policies of insurance which insure against loss of or damage to the Collateral and provide Bank with thirty (30) days advance notice of the termination or material modification of any such policy of insurance.

      5.04. Maintenance of Properties. Borrower will maintain or cause to be maintained in good repair, working order and condition, the properties now or in the future owned, leased or otherwise possessed by Borrower and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements to the properties so that the business carried on in connection with the properties may be properly and advantageously conducted at all times. Borrower shall notify Bank prior to any change in the location of any of its properties or business.

      5.05. Payment of Liabilities. Borrower will pay or discharge:

            (a) on or prior to the date on which penalties attach, all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income;

            (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid, might result in the creation of a Lien upon any of its property;

            (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any of its property; and

            (d) all other current liabilities so that none is due more than forty-five (45) days after the due date for each liability, except, with the prior written consent of Bank, current liabilities which are subject to good faith dispute and as to which Borrower have created adequate reserves on its books.

      5.06. Financial Accounting Practices. Borrower will make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      5.07. Compliance with Laws. Borrower shall comply with all applicable Laws, the noncompliance with which would have a material adverse effect on the assets, business, operations, management or financial condition of Borrower.

      5.08. Pension Plans. Borrower shall (a) keep in full force and effect any Plan which is presently in existence or may, from time to time, come into existence under ERISA, unless each such Plan can be terminated without material liability to Borrower in connection with such termination; (b) make contributions to each Plan of Borrower in a timely manner and in a sufficient amount to comply with the requirements of ERISA; (c) comply with all material requirements of ERISA which relate to such Plan so as to preclude the occurrence of any Reportable Event, Prohibited Transaction (other than a Prohibited Transaction subject to an exemption under ERISA) or material accumulated funding deficiency as such term is defined in ERISA; and (d) notify Bank immediately upon receipt by Borrower of any notice of the institution of any proceeding or other action which may result in the termination of any Plan. Borrower shall deliver to Bank, promptly after the filing or receipt thereof, copies of all reports or notices which Borrower files or receives under ERISA with or from the Internal Revenue Service, the PBGC, or the U.S. Department of Labor, other than reports or notices which do not materially or adversely (i) affect Borrower, its businesses, assets or financial condition, or (ii) its ability to perform its obligations under this Agreement.

      5.09. Continuation of and Change in Business. Borrower will continue to engage in its business and activities as currently conducted or anticipated to be conducted and will not engage in any other businesses or activities without prior written consent of Bank.

      5.10. Lien Searches. Bank may, but shall not be obligated to, conduct lien searches of Borrower and its assets and properties at such times as Bank, in its sole reasonable discretion, may determine to be necessary. Borrower shall reimburse Bank for Bank's out-of-pocket costs in connection with such lien searches.

      5.11. Further Assurances. Borrower, at its own cost and expense, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as Bank may from time to time request in order more effectively to carry out the intent and purposes of this Agreement and the transactions contemplated by this Agreement and to cause the security interest or interests, the liens, or conveyance granted under the Security Agreement or any other Loan Documents to be, at all times, valid, perfected and enforceable against Borrower and all third parties. All expenses of such filings, and recordings, and refilings, and rerecordings, shall be borne by Borrower.

      5.12. Financing Statements. Promptly upon request by Bank, Borrower shall execute and deliver and file and record and refile and rerecord such financing statements, assignments and other such documents in such manner, at such time or times and in such place or places as may be required by law, and cause to be taken such other actions as may be required by law or as may be requested by Bank in order to cause the security interest or interests or the Liens to become at all times, valid, perfected and enforceable against Borrower and all third parties. Borrower appoints Bank as its agent and attorney to execute such financing statements in Borrower's name.

      5.13. Financial Covenants of Borrower. The following financial covenants with respect to Borrower shall apply:

            As set forth on Exhibit B, hereto.

      5.14. Payment into Sinking Fund. In further inducement to cause Bank's to issue the Letter of Credit and as additional collateral for its obligations under this Agreement, Borrower agrees to pay into a segregated account with Bank listed on Exhibit C hereto (the "Sinking Fund Account") on the Closing Date and on or before the last day of every month following the Closing Date until the earlier of (i) the fifth anniversary of the Closing Date or (ii) the date on which this Agreement termniated, $6,667 in immediately available cash, all such funds, together with any interest thereon being referred to herein as the "Sinking Fund"). The Sinking Fund shall constitute part of the Collateral, and shall be subject to the Security Agreement. Amounts in the Sinking Fund Account shall bear interest at Bank's then current money market rate for an account of a comparable type and size (as determined by Bank in its reasonable discretion). Upon payment and performance in full of the Debt and termination of this Agreement, Bank shall promptly transmit to Borrower all amounts remaining in the Sinking Fund Account, if any.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

            Borrower covenants to Bank as follows:

      6.01. Liens. Without the prior written consent of Bank, Borrower shall not at any time create, incur, assume or suffer to exist any Lien on any of the Collateral, tangible or intangible, now owned or acquired in the future, except:

            (a) Liens existing on the date hereof and set forth on Schedule 6.01 attached hereto;

            (b) Liens arising from taxes, assessments, charges, levies or claims described in Section 5.05 of this Agreement that are not yet due;

            (c) Mechanics', carriers', workmen's, repairmen's or similar liens arising in the ordinary course of business in respect of obligations which are not yet due; and

            (d) Zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title to real property and other minor Liens that do not secure the payment of money or the performance of an obligation and that do not in the aggregate materially detract from the value of a property or asset, or materially impair its use in the business of Borrower.

      6.02. Indebtedness. Borrower will not, without the prior written consent of Bank, at any time create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Indebtedness under this Agreement or the other Loan Documents or under any other document, instrument or agreement between Borrower and Bank;

            (b) Indebtedness described in Schedule 6.02 to this Agreement; provided, however, that none of such Indebtedness shall be extended, renewed or refinanced without the prior written consent of Bank; and

            (c) Current accounts payable, accrued expenses and other current items arising out of transactions (other than borrowings) in the ordinary course of business.

      6.03. Guarantees and Contingent Liabilities. Borrower will not, without the prior written consent of Bank, at any time directly or indirectly assume, guarantee, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other person, firm or entity.

      6.04. Loans and Investments. Without the prior written consent of Bank, Borrower will not at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except receivables owing to Borrower, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms.

      6.05. Leases. Borrower will not, without the prior written consent of Bank, at any time enter into or suffer to remain in effect any agreement to lease, as lessee or lessor, any real or personal property, except:

            (a) leases existing on the Closing Date and described on Schedule
6.05 to this Agreement;

            (b) operating leases, by Borrower as lessee, of personal property used by Borrower in the ordinary course of its business provided that the aggregate amount of all lease payments under all such leases shall not exceed Ten Thousand and 00/100 Dollars ($10,000.00); and

            (c) the Brewton Lease.

      6.06. Merger; Consolidation; Business Acquisitions. Borrower will not, without the prior written consent of Bank, merge or agree to merge with or into or consolidate with any other Person. Borrower will not, without the prior written consent of Bank, acquire any material portion of the stock or assets or business of any other Person.

      6.07. Dispositions of Assets. Borrower will not, without the prior written consent of Bank, sell, convey, pledge, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this Section as a transaction and any series of related transactions constituting but a single transaction), any of its properties or assets, tangible or intangible (including stock of subsidiaries), except for sales of inventory in the ordinary course of business and so long as there is no Event of Default hereunder, the disposition of equipment or fixtures which are obsolete and no longer useful to the conduct of Borrower's business.

      6.08. Self-Dealing. Borrower will not, without the prior written consent of Bank, enter into or carry out any loan, advance or other transaction (including, without limitation, purchasing property or services or selling property or services) with any Affiliate except that shareholders, directors, officers or partners of a Borrower may render services to Borrower for compensation at substantially the same rates generally paid by corporations or partnerships engaged in the same or similar businesses for the same or similar services, and a Borrower may carry out transactions with Affiliates in the ordinary course of business if required by Borrower's business and made on terms no less favorable to Borrower than Borrower could obtain in a comparable arms length transaction.

      6.09. [Intentionally Omitted]

      6.10. Margin Stock. Borrower will not use the proceeds of any Loans directly or indirectly to purchase or carry any "margin stock" (within the meaning of Regulations U, G, T, or X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying, directly or indirectly, any margin stock.

      6.11. Ownership and Control. Borrower shall not, and shall not permit the owners of the capital stock of Borrower to, directly or indirectly, cause any change in the ownership of Borrower.

                                   ARTICLE VII

                                    DEFAULTS

      7.01. Events of Default. An Event of Default means the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary involuntary or effected by operation of Law).

            (a) Borrower shall fail to pay principal on any Drawing when due; or

            (b) Borrower shall fail to pay interest on any Drawing or any fees payable pursuant to Article II of this Agreement within five (5) Business Days after the date such is due; or

            (c) Borrower shall fail to pay any other fee, or other amount payable pursuant to this Agreement or any of the other Loan Documents when due and such failure shall continue for a period of five (5) Business Days after notice thereof is given to Borrower; or

            (d) Any representation or warranty made by Borrower under this Agreement or any of the other Loan Documents or any statement made by Borrower in any financial statement, certificate, report, exhibit or document furnished by Borrower to Bank pursuant to this Agreement or the other Loan Documents shall prove to have been false or misleading in any material respect as of the time when made; or

            (e) Bank's Lien or security interest under the Security Agreement or any of the other Loan Documents is or shall become unperfected; or

            (f) Borrower shall be in default in the performance or observance of any covenant contained in Articles V and VI of this Agreement; or

            (g) Borrower shall be in default in the performance or observance of any other covenant, agreement or duty under this Agreement or the other Loan Documents (not constituting an Event of Default under any other provision of this Section 7.01) and such default shall continue for a period of thirty (30) days after notice thereof is given to Borrower; or

            (h) An Event of Default shall occur under any other agreement or instrument by and between Bank and Borrower; or

            (i) Borrower shall (i) default (as principal or guarantor or other surety) in any payment of principal of or interest on any obligation (or set of related obligations) for borrowed money, beyond any period of grace with respect to the payment or, if an obligation (or set of related obligations) is or are payable or repayable on demand, fails to pay or repay such obligation or obligations when demanded, or (ii) default in the observance of any other covenant, term or condition contained in any agreement or instrument by which an obligation (or set of related obligations) is or are created, secured or evidenced, if the effect of such default is to cause, or to permit the holder or holders of such obligation or obligations (or a trustee or agent on behalf of such holder or holders) to cause, all or part of such obligation or obligations to become due before its or their otherwise stated maturity; or

            (k) Borrower shall neglect, refuse or fail to keep in full force and effect any permit or approval issued by any Governmental Authority which is required for the operation of its business;

            (l) Guarantors shall be in default in the performance or the observance of any of the covenants, agreements or duties under the Guaranties; or

            (m) A writ or warrant of attachment, garnishment, execution, distraint or similar process shall have been issued against Borrower or any of its properties; or

            (n) An Event of Default (as defined in the Brewton Lease) shall occur; or

            (o) A proceeding shall be instituted in respect of Borrower:

                  (i) seeking to have an order for relief entered in respect of Borrower, or seeking a declaration or entailing a finding that Borrower is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to Borrower, its assets or its debts under any law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar law now or in the future; or

                  (ii) seeking appointment of a receiver, trustee, custodian, liquidator, assignee, sequestrator or other similar official for Borrower, or for all or any substantial part of its property; or

            (p) Borrower shall become insolvent, shall become generally unable to pay its debts as they become due, shall voluntarily suspend transaction of its business, shall make a general assignment for the benefit of creditors, shall institute a proceeding described in Section 7.01(o)(i) of this Agreement or shall consent to any order for relief, declaration, finding or relief described in Section 7.01(o)(i) of this Agreement, shall institute a proceeding described in Section 7.01(o)(ii) of this Agreement or shall consent to the appointment or to the taking of possession by any such official of all or any substantial part of its property whether or not any proceeding is instituted, dissolve, wind-up or liquidate themselves or any substantial part of its property, or shall take any action in furtherance of any of the foregoing.

      7.02. Consequences of an Event of Default. Bank may, in addition to the other remedies available to it at law or in equity, or under any of the Loan Documents exercise one or more of the following remedies: (i) by notice to Borrower, declare the total amount available to be drawn under the Letter of Credit, (the "Exposure Amount") and all other obligations of Borrower hereunder to be forthwith due and payable, and the same shall thereupon become due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; provided, however, that upon the occurrence of an Event of Default described in Sections 7.01(o) and 7.01(p) the Exposure Amount and all other obligations of Borrower hereunder shall automatically become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; or (ii) take such other action as is permitted by law.

      7.03. Set-Off. If the unpaid principal amount of the Drawings and interest accrued on the unpaid principal amount thereof or other amount owing by Borrower under this Agreement or the other Loan Documents shall have become due and payable (by demand or otherwise), Bank and the holder of any participation in the Letter of Credit will each have the right, in addition to all other rights and remedies available to it, without notice to Borrower, to set-off against and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds held in any manner for the account of, Borrower by Bank or by such holder including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or in the future maintained by Borrower with Bank or such holder and including amounts held in the Sinking Fund. Borrower consents to and confirms the foregoing arrangements and confirms Bank's rights and such holder's rights of banker's lien and set-off. Nothing in this Agreement will be deemed a waiver or prohibition of or restriction on Bank's rights or any such holder's rights of banker's lien or set-off.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      8.01. Business Days. Except as otherwise provided in this Agreement, whenever any payment or action to be made or taken under this Agreement or under any of the other Loan Documents is stated to be due on a day which is not a Business Day, such payment or action will be made or taken on the next following Business Day and such extension of time will be included in computing interest or fees, if any, in connection with such payment or action.

      8.02. Records. The unpaid principal amount of the Drawings, the other Loans the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount and the duration of such applicability shall at all times be ascertained from the records of Bank, which shall be conclusive absent manifest error.

      8.03. Amendments and Waivers. Bank and Borrower may from time to time enter into agreements amending, modifying or supplementing this Agreement or any other Loan Document or changing the rights of Bank or of Borrower under this Agreement or under any other Loan Document and Bank may from time to time grant waivers or consents to a departure from the due performance of the obligations of Borrower under this Agreement or under any other Loan Document. Any such agreement, waiver or consent must be in writing and will be effective only to the extent specifically set forth in such writing. In the case of any such waiver or consent relating to any provision of this Agreement, any Event of Default or Potential Default so waived or consented to will be deemed to be cured and not continuing, but no such waiver or consent will extend to any other or subsequent Event of Default or Potential Default or impair any right consequent to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

      8.04. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of Bank in exercising any right, power or privilege under this Agreement, the Note or any other Loan Document will affect any other or future exercise of any such right, power or privilege or exercise of any other right, power or privilege except as and to the extent that the assertion of any such right, power or privilege shall be barred by an applicable statute of limitations; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise of such right, power or privilege or of any other right, power or privilege. The rights and remedies of Bank under this Agreement or any other Loan Document are cumulative and not exclusive of any rights or remedies which Bank would otherwise have.

      8.05. Notices. All notices, requests, demands, directions and other communications (collectively notices) under the provisions of this Agreement must be in writing (including telexed or telecopied communication) unless otherwise expressly permitted under this Agreement and must be sent by first-class or first-class express mail, private overnight or next Business Day courier or by telex or telecopy with confirmation in writing mailed first class, in all cases with charges prepaid, and any such properly given notice will be effective when received. All notices will be sent to the applicable party at the addresses stated below or in accordance with the last unrevoked written direction from such party to the other parties.

            If to Borrower:   International Plastics and Equipment Corp.
                              P.O. Box 5311
                              New Castle, PA 16101
                              Attn: Shawn Fabry

            with a copy to:   James D. Chiafullo, Esq.
                              Cohen & Grigsby, PC
                              11 Stanwix Street, 15th Floor
                              Pittsburgh, PA 15222

            If to Bank:       Sky Bank
                              101 E. Washington Street
                              New Castle, PA 16101
                              Attn: Commercial Loan Department

            with a copy to:   Brian S. Belanger, Esq.
                              Cohen & Grigsby, PC
                              11 Stanwix Street, 15th Floor
                              Pittsburgh, PA 15222

      8.06. Expenses; Taxes; Attorneys Fees. Borrower agrees to pay or cause to be paid and to save Bank harmless against liability for the payment of all reasonable out-of-pocket expenses including, but not limited to, reasonable fees and expenses of counsel and paralegals for Bank, incurred by Bank from time to time (i) arising in connection with the preparation, execution, delivery and performance of this Agreement, the Letter of Credit and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents to this Agreement or any of the other Loan Documents and (iii) arising in connection with Bank's enforcement or preservation of rights under this Agreement, or any of the other Loan Documents, including but not limited to such expenses as may be incurred by Bank in the collection of any and all amounts owed to Bank. Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or in the future determined by Bank to be payable in connection with this Agreement or any other Loan Document. Borrower agrees to save Bank harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions. In the event of a determination adverse to Borrower of any action at law or suit in equity in relation to this Agreement or the other Loan Documents, Borrower will pay, in addition to all other sums which Borrower may be required to pay, a reasonable sum for attorneys and paralegals fees incurred by Bank or any other participating bank in connection with such action or suit. All payments due from Borrower under this Section will be added to and become part of the Loans until paid in full.

      8.07. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement is held invalid or unenforceable in whole or in part in any jurisdiction, the provision will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of the provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

      8.08. Governing Law; Consent to Jurisdiction. This Agreement will be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes will be governed by and construed and enforced in accordance with the substantive laws, and not the laws of conflicts, of said Commonwealth. Borrower consents to the exclusive jurisdiction and venue of the federal and state courts located in Allegheny County, Pennsylvania, in any action on, relating to or mentioning this Agreement, the Note, the other Loan Documents, or any one or more of them.

      8.09. Prior Understandings. This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, among the parties relating to the transactions provided for in this Agreement and the other Loan Documents.

      8.10. Duration; Survival. All representations and warranties of Borrower contained in this Agreement or made in connection with this Agreement or any of the other Loan Documents shall survive the making of and will not be waived by the execution and delivery of this Agreement or the other Loan Documents or by any investigation by Bank. Notwithstanding termination of this Agreement or an Event of Default, all covenants and agreements of Borrower will continue in full force and effect from and after the date of this Agreement so long as the Note is outstanding and until payment in full of all Drawings, interest thereon, and all fees and other obligations of Borrower under this Agreement or the other Loan Documents. Without limitation, it is understood that all obligations of Borrower to make payments to or indemnify Bank will survive the payment in full of the Note and of all other obligations of Borrower under this Agreement and the other Loan Documents.

      8.11. Term of Agreement. This Agreement will terminate when all Indebtedness of Borrower to Bank including, without limitation, the Drawings and interest thereon is paid in full, the Note is paid in full and Bank has no obligation to reissue or continue the Letter of Credit.

      8.12. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties to this Agreement on separate counterparts each of which, when so executed, will be deemed an original, but all such counterparts will constitute but one and the same instrument.

      8.13. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of Bank, Borrower and its successors and assigns, except that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Bank.

      8.14. No Third Party Beneficiaries. The rights and benefits of this Agreement and the other Loan Documents are not intended to, and shall not, inure to the benefit of any third party.

      8.15. Exhibits. All exhibits and schedules attached to this Agreement are incorporated and made a part of this Agreement.

      8.16. Headings. The section headings contained in this Agreement are for convenience only and do not limit or define or affect the construction or interpretation of this Agreement in any respect.

      8.17. Participation. Bank may from time to time, sell, assign or grant one or more participations in all or any part of the Letter of Credit or its right, title and interest in the this Agreement, to another lending officer, lender or financial institution. Except to the extent otherwise required by the context of this Agreement, the word "Bank" where used in this Agreement means and includes any issuer (or guarantor or confirming bank) of the Letter of Credit originally issued by Bank and each such issuer will be bound by and have the benefit of this Agreement, the same as if such issuer had been a signatory to this Agreement. In connection with any such sale, assignment or grant of participation, Bank may make available to any prospective purchaser, assignee or participant any information relative to Borrower in Bank's possession.

      8.18. Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural, the part the whole and "or" has the inclusive meaning represented by the phrase "and/or". References in this Agreement to "judgments" of Bank include good faith estimates by Bank (in the case of quantitative judgments) and good faith beliefs by Bank (in the case of qualitative judgments).

      8.19. WARRANT OF ATTORNEY TO CONFESS JUDGMENT. BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS THE PROTHONOTARY, ANY ATTORNEY OR ANY CLERK OF ANY COURT OF RECORD, UPON AN EVENT OF DEFAULT, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER FOR SUCH SUMS AS ARE DUE AND/OR MAY BECOME DUE UNDER THIS REIMBURSEMENT AGREEMENT, WITH OR WITHOUT DECLARATION, WITH COSTS OF SUIT, WITHOUT STAY OF EXECUTION AND WITH AN AMOUNT EQUAL TO TEN PERCENT (10%) OF THE AMOUNT OF SUCH JUDGMENT, BUT NOT LESS THAN ONE THOUSAND DOLLARS ($1,000.00), ADDED FOR ATTORNEYS' COLLECTION FEES. TO THE EXTENT PERMITTED BY LAW, BORROWER RELEASES ALL ERRORS IN SUCH PROCEEDINGS. IF A COPY OF THIS REIMBURSEMENT AGREEMENT, VERIFIED BY AFFIDAVIT BY OR ON BEHALF OF BANK, SHALL HAVE BEEN FILED

IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL REIMBURSEMENT AGREEMENT AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF AND MAY BE EXERCISED AS OFTEN AS BANK SHALL FIND IT NECESSARY AND DESIRABLE AND THIS REIMBURSEMENT AGREEMENT OR A COPY THEREOF SHALL BE A SUFFICIENT WARRANT THEREFOR. BANK MAY CONFESS ONE OR MORE JUDGMENTS IN THE SAME OR DIFFERENT JURISDICTIONS FOR ALL OR ANY PART OF THE AMOUNT OWING HEREUNDER, WITHOUT REGARD TO WHETHER JUDGMENT HAS THERETOFORE BEEN CONFESSED ON MORE THAN ONE OCCASION FOR THE SAME AMOUNT. IN THE EVENT ANY JUDGMENT CONFESSED AGAINST BORROWER HEREUNDER IS STRICKEN OR OPENED UPON APPLICATION BY OR ON BORROWER'S BEHALF FOR ANY REASON, BANK IS HEREBY AUTHORIZED AND EMPOWERED TO AGAIN APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER FOR ANY PART OR ALL OF THE AMOUNTS OWING HEREUNDER, AS PROVIDED FOR HEREIN, IF DOING SO WILL CURE ANY ERRORS OR DEFECTS IN SUCH PRIOR PROCEEDINGS.

      8.20. WAIVER OF TRIAL BY JURY. BORROWER AND                 INITIALS:
BANK EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVE
ALL BENEFIT AND ADVANTAGE OF ANY RIGHT TO A TRIAL                       JG
BY JURY, AND NEITHER WILL AT ANY TIME INSIST UPON,                --------------
OR PLEAD OR IN ANY MANNER WHATSOEVER CLAIM OR TAKE                Borrower
THE BENEFIT OR ADVANTAGE OF A TRIAL BY JURY IN ANY
ACTION ARISING IN CONNECTION WITH THIS AGREEMENT,                      JDK
THE LETTER OF CREDIT, THE NOTE OR ANY OF THE LOAN                 --------------
DOCUMENTS.                                                        Bank

      8.21 Control. Bank does not control either directly or indirectly through one or more intermediaries, Borrower. Likewise, Borrower does not control either directly or indirectly through one or more intermediaries, Bank. "Control" for this purpose has the meaning given to such term in section 2(a)(9) of the Investment Company Act of 1940. Bank and Borrower covenant and agree, respectively, to provide written notice to the Beneficiary thirty days prior to the consummation of any transaction that would result in Borrower controlling or being controlled by Bank.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto, by their duly authorized officers or partners, have executed and delivered this Letter of Credit and Reimbursement Agreement as of the date set forth at the beginning of this Agreement.

Attest:                                 INTERNATIONAL PLASTICS AND
                                        EQUIPMENT CORP.

By: /s/ Charles J. Long, Jr             By: /s/ Joseph Giordano, Jr
Title: Secretary                        Title: President


                                        SKY BANK

                                        By: John D. Kline
                                        Title: Executive Vice-President

                                    Exhibit B

                         Financial Covenants of Borrower

1. Tangible Net Worth. Borrower shall maintain at all times a Tangible Net Worth of at least $4,000,000. "Tangible Net Worth" is defined as the excess of total assets over total liabilities, total assets and total liabilities each to be determined in accordance with GAAP, excluding, however, from the determination of total assets are assets that would be classified as intangible assets under GAAP, including, without limitation, goodwill, patents, trademarks, trade names, copyrights and franchises.

2. Leverage Ratio. Borrower shall maintain, based upon fiscal year end audited financial statements, a ratio of Total Liabilities to Tangible Net Worth of not greater than 2.50 to 1.0. "Total Liabilities" is defined as all obligations of Borrower which, in accordance with GAAP, would be classified as liabilities on the balance sheet of Borrower.

3. Debt Service Coverage. Borrower shall maintain a Debt Service Coverage Ratio of 1.20 to 1.0. This ratio shall be calculated by summing net income plus non-cash expenses plus interest previously paid for that period divided by total annual debt obligations. Annual debt obligation would include annual principal and interest and include all indebtedness whether direct or contingent to Borrower.

The foregoing ratios and net worth covenants (Items 1-3) shall be tested annually commencing December 31, 2004.

                                    Exhibit C

                              Sinking Fund Account

Sky Bank Deposit Account #4103786051

                                   Scheule 6.2


                                      -31-